Hawaiian Electric Exhibit 10.4

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT HAWAIIAN ELECTRIC COMPANY, INC. TREATS AS PRIVATE OR CONFIDENTIAL.

SECOND AMENDMENT TO SUPPLY CONTRACT FOR PETROLEUM FUELS

This Second Amendment to Supply Contract for Low Sulfur Fuel Oil (“LSFO”), High Sulfur Fuel Oil (“HSFO”), No. 2 Diesel (“Diesel”), and Ultra-Low Sulfur Diesel (“ULSD”) (this “Amendment”) is dated as of February 1, 2022 (the “Effective Date”), by and between Hawaiian Electric Co., Inc. (“Hawaii Electric”), Hawaii Electric Light Company, Inc. (“Hawaii Electric Light”), and Maui Electric Company, Limited. (“Maui Electric”) (collectively, the “Companies” or “Buyer”) and Par Hawaii Refining, LLC (“Seller”). Buyer and Seller are each a “Party” and collectively are the “Parties.” Capitalized terms used herein but not defined shall have the meaning set forth in the Existing Contract (as hereinafter defined).

RECITALS:

A.WHEREAS, Buyer and Seller entered into that certain Supply Contact for Petroleum Fuels dated January 21, 2019 (as amended June 9, 2020, the “Existing Contract”) for the supply of LSFO, HSFO, Diesel, and/or ULSD from Seller to the Companies;

B.WHEREAS, on February 1, 2022, the Parties entered into that certain Supply Agreement for Petroleum Fuels (the “New Supply Contract”) that is conditioned upon receipt of a Non-Appealable Commission Approval Order (as hereinafter defined) by no later than December 2, 2022 and, if such Non-Appealable Commission Approval Order is timely received, will become effective on January 1, 2023.

C.WHEREAS, the Parties each agree to modify the terms of the Existing Contract upon the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT:

1.Recitals. The recitals are hereby incorporated herein.

2.Definitions.

“Commission Approval Order” means an approval order issued by the Public Utilities Commission of the State of Hawaii (“Commission”) that does not contain terms and conditions deemed unacceptable to the parties to the New Supply Contract, and is in a form deemed to be reasonable by those parties, ordering that
(i)the New Supply Contract is approved; (ii) the purchased cost of the product to be incurred by the Companies as a result of the New Supply Contract is reasonable; (iii) the Companies’ purchase of the product pursuant to the New

Supply Contract is prudent and in the public interest; and (iv) the Companies may include the product purchased costs and costs incurred by the Companies pursuant to the New Supply Contract in the Companies’ revenue requirements for ratemaking purposes and for the purposes of determining the reasonableness of the Companies’ rates and/or for cost recovery above those fuel costs included in the base rate through the Companies’ Energy Cost Recovery Clause during the initial term and any extension of the New Supply Contract.

“Non-Appealable Commission Approval Order” means a Commission Approval Order that is not subject to appeal to any Circuit Court of the State of Hawai‘i, the Intermediate Court of Appeals of the State of Hawai‘i, or the Supreme Court of the State of Hawai‘i, because the period permitted for such an appeal has passed without the filing of notice of such an appeal, or that was affirmed on appeal to any Circuit Court of the State of Hawai‘i, the Intermediate Court of Appeals of the State of Hawai‘i, or the Supreme Court of the State of Hawai‘i, or was affirmed upon further appeal or appellate process, and that is not subject to further appeal, because the jurisdictional time permitted for such an appeal and/or further appellate process such as a motion for reconsideration or an application for writ of certiorari has passed without the filing of notice of such an appeal or the filing for further appellate process.

3.Conditional Update to Tier 1 Volumes.

If and only if the Parties receive a Non-Appealable Commission Approval Order with respect to the New Supply Contract prior to December 2, 2022, Section 3.2(a)(1) of the Existing Contract with respect to [...] shall be [...] by [...] and [...]. For the avoidance of doubt, if such Non-Appealable Commission Approval Order is not obtained by December 2, 2022, there shall be [...].

4.Effective Date. The effective date of the amended language in Section 3 (Conditional Update to Tier 1 Volumes) [...] is the first day of the month after the Commission issues the Non-Appealable Commission Approval Order; provided that the Commission Approval Order becomes a Non-Appealable Commission Approval Order within sixty (60) days.

5.Choice of Law. This Amendment shall be governed by, construed, and enforced pursuant to the laws of the State of Hawaii without giving effect to its conflicts of laws principles.

6.Counterparts; Headings. This Amendment may be executed by the Parties in separate counterparts and delivered in electronic mail or portable data format (.pdf) or other electronic transmission. All such counterparts shall together constitute one and the same instrument. The headings and captions used herein are for convenient reference only and have no force or effect or legal meaning in the construction or enforcement of the Amendment.

7.Amendment. This Amendment shall not be modified or changed except by written instrument executed by the Parties’ duly authorized representatives.

8.Ratification of Agreement. Except as expressly set forth in this Amendment, the Existing Contract shall remain in full force and effect and is hereby ratified and confirmed in all respects.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date set forth above.

HAWAIIAN ELECTRIC COMPANY, INC.
By	/s/ Robert Isler
Its:	VP, Power Supply

By	/s/ Shelee Kimura
Its:	President & CEO

HAWAII ELECTRIC LIGHT COMPANY, INC.
By	/s/ Robert Isler
Its:	Vice President

By	/s/ Shelee Kimura
Its:	Chairman & President

MAUI ELECTRIC CO., LTD.
By	/s/ Robert Isler
Its:	Vice President

By	/s/ Shelee Kimura
Its:	Chairman & President

PAR HAWAII REFINING, LLC
By	/s/ Eric Wright
Its:	President